Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpower.com

SunPower Reports Fourth Quarter 2016 Results
FY 2017 Restructuring Initiatives on Track
Company Generates $485 Million in Operating Cash Flow

SAN JOSE, Calif., Feb. 15, 2017 - SunPower Corp. (NASDAQ:SPWR) today announced financial results for its fourth quarter ended January 1, 2017.

($ Millions, except percentages and per-share data)[2]	4th Quarter 2016	3rd Quarter 2016	4th Quarter 2015	FY 2016	FY 2015
GAAP revenue	$1,024.9	$729.3	$374.4	$2,559.6	$1,576.5
GAAP gross margin[1]	(3.1)%	17.7%	5.4%	7.4%	15.5%
GAAP net loss[1]	$(275.1)	$(40.5)	$(127.6)	$(471.1)	$(187.0)
GAAP net loss per diluted share[1]	$(1.99)	$(0.29)	$(0.93)	$(3.41)	$(1.39)
Non-GAAP revenue[2]	$1,097.3	$770.1	$1,363.9	$2,702.9	$2,612.7
Non-GAAP gross margin[1,2]	(2.0)%	20.0%	28.8%	9.0%	23.9%
Non-GAAP net income (loss)[1,2]	$(89.0)	$97.0	$270.4	$(63.2)	$337.8
Non-GAAP net income (loss) per diluted share[1,2]	$(0.64)	$0.68	$1.73	$(0.46)	$2.17
Adjusted EBITDA[1,2]	$(20.8)	$148.2	$379.9	$163.6	$556.5
Operating cash flow	$484.8	$(128.3)	$(296.9)	$(312.3)	$(726.2)
1Fourth quarter and fiscal year 2016 GAAP and non-GAAP financial results include a charge of $61 million for sale of above market polysilicon
2Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below.

“SunPower’s diversified business model enabled us to meet our revenue plan and exceed our operating cash flow target in the fourth quarter,” said Tom Werner, SunPower president and CEO. “While overall industry conditions remain challenging, we are encouraged to see continued solid demand for our complete solutions offerings in all three end segments. In our upstream solar cell and panel manufacturing operations, we met our yield and cost reduction targets for the quarter, continued the ramp of our P-Series product and completed our capacity reduction with the shutdown of Fab 2. Financially, we significantly improved our cash flow as we executed on major project milestones, and we are on track with respect to our 2017 restructuring initiatives. We remain highly focused on maximizing near-term cash flow.”

“Despite the difficult industry environment, our solid execution enabled us to achieve our key financial metrics for the quarter, including generating $485 million in operating cash flow, which we used to reduce our debt by approximately $500 million,” said Chuck Boynton, SunPower chief financial officer. “Our focus this year remains on improving cash flow, prudently managing our working capital and deleveraging the balance sheet. We believe that this will position us well for success as the solar industry transitions through the current challenges to sustainable profitability.”

The company’s fourth quarter and fiscal year 2016 GAAP and non-GAAP results included a charge of approximately $61 million due to the sale of above market polysilicon as well as a GAAP restructuring charge of $176 million. As previously disclosed, the company’s 2016 fiscal year guidance did not include these charges.

Also, fourth quarter fiscal 2016 non-GAAP results include net adjustments that, in the aggregate, decreased (increased) non-GAAP net loss by $186.1 million, including $6.3 million related to 8point3 Energy Partners, $2.5 million related to utility and power plant projects, $(10.1) million related to sale of operating lease assets, $8.4 million related to sale-leaseback transactions, $12.6 million related to stock-based compensation expense, $3.0 million related to amortization of intangible assets, $175.8 million related to restructuring expense, $(0.2) million related to other adjustments, and $(12.2) million related to tax effect.

Financial Outlook
The company is reiterating the following key financial metrics for 2017.
Revenue of $1.8 billion to $2.3 billion on a GAAP basis and $2.1 billion to $2.6 billion on a non-GAAP basis, non-GAAP operational expenses of less than $350 million, capital expenditures of approximately $120 million, and gigawatts (GW) deployed in the range of 1.3 GW to 1.6 GW. Also, the company expects to record GAAP restructuring charges totaling $50 million to $100 million in fiscal year 2017.

The company expects to generate positive operating cash flow through the end of fiscal year 2017 and exit the year with approximately $300 million in cash. Despite current industry conditions the company is forecasting positive Adjusted EBITDA for the full year 2017, weighted toward the second half of the year. The company believes that cash flow and liquidity are the key evaluation metrics for investors in the near term.

The company’s first quarter fiscal 2017 GAAP guidance is as follows: revenue of $315 million to $365 million, gross margin of (2) percent to 0 percent and net loss of $175 million to $150 million. First quarter 2017 GAAP guidance includes the impact of the company’s HoldCo asset strategy and revenue and timing deferrals due to real estate accounting as well as the impact of charges related to the company’s restructuring initiatives. On a non-GAAP basis, the company expects revenue of $370 million to $420 million, gross margin of 0 percent to 2 percent, Adjusted EBITDA of ($45) million to ($20) million and megawatts deployed in the range of 150 MW to 180 MW.

The company will host a conference call for investors this afternoon to discuss its fourth quarter 2016 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its third quarter 2016 performance on the Events and Presentations section of SunPower’s Investor Relations page at http://investors.sunpower.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on a direct current (dc) basis unless otherwise noted.

About SunPower
As one of the world’s most innovative and sustainable energy companies, SunPower Corp. (NASDAQ:SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower’s more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, and North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) our expectations for the timing, success and financial impact of our restructuring plan and associated initiatives, including impact on our balance sheet, long-term cash flow and annual operating expenses; (b) our ability to improve cash flow, manage our working capital, and deleverage our balance sheet; (c) our positioning for future success and profitability; (d) our expectations for the solar industry and the markets we serve, including market conditions, recovery, and long-term prospects for improvement; (e) full year fiscal 2017 guidance, including GAAP and non-GAAP revenue, operational expenditures, capital expenditures, gigawatts deployed, cash flow and ending cash, and Adjusted EBITDA; and (f) our first quarter fiscal 2017 guidance, including GAAP revenue, gross margin, and net loss, as well as non-GAAP revenue, gross margin, Adjusted EBITDA, cash flow, and MW deployed. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (2) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; (3) regulatory changes and the availability of economic incentives promoting use of solar energy; (4) challenges inherent in constructing certain of our large projects; (5) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (6) fluctuations in our operating results; (7) appropriately sizing our manufacturing capacity and containing manufacturing difficulties that could arise; (8) challenges managing our joint ventures and partnerships; (9) challenges executing on our HoldCo and YieldCo strategies, including the risk that 8point3 Energy Partners may be unsuccessful; (10) fluctuations or declines in the performance of our solar panels and other products and solutions; (11) our ability to identify and successfully implement concrete actions to meet our cost reduction targets, reduce capital expenditures, and implement our restructuring initiatives, including the planned realignment of our manufacturing operations and power plant segment; and (12) the outcomes of previously disclosed litigation.  A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”  Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com.  All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2017 SunPower Corporation. All rights reserved. SUNPOWER, the SUNPOWER logo, HELIX and OASIS are trademarks or registered trademarks of SunPower Corporation in the U.S. and other countries as well. Other marks are the property of their respective owners.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Jan. 1, 2017	Jan. 3, 2016
Assets
Current assets:
Cash and cash equivalents	$425,309	$954,528
Restricted cash and cash equivalents, current portion	33,657	24,488
Accounts receivable, net	219,638	190,448
Costs and estimated earnings in excess of billings	32,780	38,685
Inventories	401,707	382,390
Advances to suppliers, current portion	111,479	85,012
Project assets - plants and land, current portion	374,459	479,452
Prepaid expenses and other current assets	315,670	359,517
Total current assets	1,914,699	2,514,520

Restricted cash and cash equivalents, net of current portion	55,246	41,748
Restricted long-term marketable securities	4,971	6,475
Property, plant and equipment, net	1,027,066	731,230
Solar power systems leased and to be leased, net	621,267	531,520
Project assets - plants and land, net of current portion	33,571	5,072
Advances to suppliers, net of current portion	173,277	274,085
Long-term financing receivables, net	507,333	334,791
Goodwill and other intangible assets, net	44,218	119,577
Other long-term assets	185,519	297,975
Total assets	$4,567,167	$4,856,993

Liabilities and Equity
Current liabilities:
Accounts payable	$540,295	$514,654
Accrued liabilities	391,226	313,497
Billings in excess of costs and estimated earnings	77,140	115,739
Short-term debt	71,376	21,041
Customer advances, current portion	10,138	33,671
Total current liabilities	1,090,175	998,602

Long-term debt	451,243	478,948
Convertible debt	1,113,478	1,110,960
Customer advances, net of current portion	298	126,183
Other long-term liabilities	721,032	564,557
Total liabilities	3,376,226	3,279,250

Redeemable noncontrolling interests in subsidiaries	103,621	69,104

Equity:

Preferred stock	—	—
Common stock	139	137
Additional paid-in capital	2,410,395	2,359,917
Accumulated deficit	(1,218,681)	(747,617)
Accumulated other comprehensive loss	(7,238)	(8,023)
Treasury stock, at cost	(176,783)	(155,265)
Total stockholders' equity	1,007,832	1,449,149
Noncontrolling interests in subsidiaries	79,488	59,490
Total equity	1,087,320	1,508,639
Total liabilities and equity	$4,567,167	$4,856,993

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 1, 2017	Oct. 2, 2016	Jan. 3, 2016	Jan. 1, 2017	Jan. 3, 2016
Revenue:
Residential	$220,464	$170,345	$172,428	$720,331	$643,520
Commercial	146,874	139,954	80,113	436,915	277,143
Power Plant	657,551	419,047	121,823	1,402,316	655,810
Total revenue	1,024,889	729,346	374,364	2,559,562	1,576,473
Cost of revenue:
Residential	207,604	138,836	142,287	603,559	508,449
Commercial	171,344	132,618	81,541	438,711	259,600
Power Plant	678,014	328,684	130,233	1,327,326	563,778
Total cost of revenue	1,056,962	600,138	354,061	2,369,596	1,331,827
Gross margin	(32,073)	129,208	20,303	189,966	244,646
Operating expenses:
Research and development	23,860	28,153	32,362	116,130	99,063
Selling, general and administrative	66,517	80,070	105,643	329,061	345,486
Restructuring charges	175,774	31,202	335	207,189	6,391
Total operating expenses	266,151	139,425	138,340	652,380	450,940
Operating loss	(298,224)	(10,217)	(118,037)	(462,414)	(206,294)
Other income (expense), net:
Interest income	519	630	622	2,652	2,120
Interest expense	(18,091)	(15,813)	(10,802)	(60,735)	(43,796)
Gain on settlement of preexisting relationships in connection with acquisition	—	203,252	—	203,252	—
Loss on equity method investment in connection with acquisition	—	(90,946)	—	(90,946)	—
Goodwill impairment	—	(147,365)	—	(147,365)	—
Other, net	8,184	(5,169)	(3,102)	(9,039)	5,659
Other expense, net	(9,388)	(55,411)	(13,282)	(102,181)	(36,017)
Loss before income taxes and equity in earnings of unconsolidated investees	(307,612)	(65,628)	(131,319)	(564,595)	(242,311)
Benefit from (provision for) income taxes	9,559	(7,049)	(28,778)	(7,319)	(66,694)
Equity in earnings of unconsolidated investees	3,714	16,770	462	28,070	9,569
Net loss	(294,339)	(55,907)	(159,635)	(543,844)	(299,436)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	19,221	15,362	32,014	72,780	112,417
Net loss attributable to stockholders	$(275,118)	$(40,545)	$(127,621)	$(471,064)	$(187,019)

Net loss per share attributable to stockholders:
- Basic	$(1.99)	$(0.29)	$(0.93)	$(3.41)	$(1.39)
- Diluted	$(1.99)	$(0.29)	$(0.93)	$(3.41)	$(1.39)
Weighted-average shares:
- Basic	138,442	138,209	136,653	137,985	134,884
- Diluted	138,442	138,209	136,653	137,985	134,884

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 1, 2017	Oct. 2, 2016	Jan. 3, 2016	Jan. 1, 2017	Jan. 3, 2016

Cash flows from operating activities:
Net loss	$(294,339)	$(55,907)	$(159,635)	$(543,844)	$(299,436)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	51,367	39,827	40,638	174,209	138,007
Stock-based compensation	12,596	15,907	16,476	61,498	58,960
Non-cash interest expense	94	308	416	1,057	6,184
Non-cash restructuring charges	148,791	17,926	—	166,717	—
Gain on settlement of preexisting relationships in connection with acquisition	—	(203,252)	—	(203,252)	—
Loss on equity method investment in connection with acquisition	—	90,946	—	90,946	—
Goodwill impairment	—	147,365	—	147,365	—
Dividend from 8point3 Energy Partners LP	6,949	—	—	6,949	—
Equity in earnings of unconsolidated investees	(3,714)	(16,770)	(462)	(28,070)	(9,569)
Excess tax benefit from stock-based compensation	(4,032)	(1,222)	(14,285)	(2,810)	(39,375)
Deferred income taxes	(9,402)	1,852	28,711	(6,611)	50,238
Gain on sale of residential lease portfolio to 8point3 Energy Partners LP	—	—	—	—	(27,915)
Other, net	988	2,006	649	4,793	2,589
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	3,097	(13,268)	19,641	(33,466)	311,743
Costs and estimated earnings in excess of billings	(7,381)	7,278	408	6,198	148,426
Inventories	30,698	13,901	(50,611)	(70,448)	(237,764)
Project assets	467,893	(1,262)	(263,218)	33,248	(763,065)
Prepaid expenses and other assets	(20,535)	20,674	(96,966)	48,758	(80,105)
Long-term financing receivables, net	(35,999)	(41,424)	(34,555)	(172,542)	(142,973)
Advances to suppliers	29,338	4,434	20,760	74,341	50,560
Accounts payable and other accrued liabilities	133,278	(156,279)	160,354	(12,146)	97,433

Billings in excess of costs and estimated earnings	(22,325)	7,170	34,629	(38,204)	30,661
Customer advances	(2,529)	(8,556)	179	(16,969)	(20,830)
Net cash provided by (used in) operating activities	484,833	(128,346)	(296,871)	(312,283)	(726,231)
Cash flows from investing activities:
Decrease (increase) in restricted cash and cash equivalents	(9,812)	(10,108)	4,485	(22,667)	(23,174)
Purchases of property, plant and equipment	(37,619)	(56,151)	(97,699)	(187,094)	(230,051)
Cash paid for solar power systems, leased and to be leased	(19,872)	(18,261)	(23,957)	(84,289)	(88,376)
Cash paid for solar power systems	(36,464)	—	—	(38,746)	(10,007)
Proceeds from sales or maturities of marketable securities	—	6,210	—	6,210	—
Proceeds from (payments to) 8point3 Energy Partners LP attributable to real estate projects and residential lease portfolio	—	—	175,863	(9,838)	539,791
Purchases of marketable securities	(4,955)	—	—	(4,955)	—
Cash paid for acquisitions, net of cash acquired	—	(24,003)	(5,735)	(24,003)	(64,756)
Cash paid for investments in unconsolidated investees	(501)	(737)	—	(11,547)	(4,092)
Cash paid for intangibles	(521)	—	(6,535)	(521)	(9,936)
Net cash provided by (used in) investing activities	(109,744)	(103,050)	46,422	(377,450)	109,399
Cash flows from financing activities:
Proceeds from issuance of convertible debt, net of issuance costs	—	—	416,305	—	416,305
Cash paid for repurchase of convertible debt	—	—	—	—	(324,352)
Proceeds from settlement of 4.50% Bond Hedge	—	—	—	—	74,628
Payments to settle 4.50% Warrants	—	—	—	—	(574)
Cash paid for acquisitions	(5,714)	—	—	(5,714)	—
Proceeds from bank loans and other debt	113,645	—	—	113,645	—
Repayment of bank loans and other debt	(128,029)	(7,685)	(231)	(143,601)	(16,088)
Proceeds from issuance of non-recourse residential financing, net of issuance costs	41,128	89,634	17,444	183,990	100,108
Repayment of non-recourse residential financing	(1,225)	(34,541)	(445)	(37,932)	(41,503)

Contributions from noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	54,611	34,558	47,149	146,334	180,881
Distributions to noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	(5,620)	(6,514)	(3,501)	(19,039)	(10,291)
Proceeds from issuance of non-recourse power plant and commercial financing, net of issuance costs	136,536	168,794	212,709	738,822	441,775
Repayment of non-recourse power plant and commercial financing	(537,671)	(220,186)	(12,166)	(795,209)	(238,744)
Proceeds from 8point3 Energy Partners LP attributable to operating leases and unguaranteed sales-type lease residual values	—	—	—	—	29,300
Contributions from noncontrolling interests attributable to real estate projects	—	—	12,410	—	12,410
Proceeds from exercise of stock options	—	—	50	—	517
Excess tax benefit from stock-based compensation	—	1,222	14,285	—	39,375
Purchases of stock for tax withholding obligations on vested restricted stock	(564)	(1,282)	(1,373)	(21,517)	(43,780)
Net cash provided by (used in) financing activities	(332,903)	24,000	702,636	159,779	619,967
Effect of exchange rate changes on cash and cash equivalents	(745)	1,173	(540)	735	(4,782)
Net increase (decrease) in cash and cash equivalents	41,441	(206,223)	451,647	(529,219)	(1,647)
Cash and cash equivalents, beginning of period	383,868	590,091	502,881	954,528	956,175
Cash and cash equivalents, end of period	$425,309	$383,868	$954,528	$425,309	$954,528

Non-cash transactions:
Assignment of residential lease receivables to third parties	$568	$1,246	$573	$4,290	$3,315
Costs of solar power systems, leased and to be leased, sourced from existing inventory	13,439	14,092	19,309	57,422	66,604
Costs of solar power systems, leased and to be leased, funded by liabilities	3,026	6,226	10,972	3,026	10,972

Costs of solar power systems under sale-leaseback financing arrangements sourced from project assets	20,596	—	—	27,971	6,076
Property, plant and equipment acquisitions funded by liabilities	55,374	85,994	28,950	55,374	28,950
Net reclassification of cash proceeds offset by project assets in connection with the deconsolidation of assets sold to the 8point3 Group	2,274	34,862	97,272	45,862	102,333
Exchange of receivables for an investment in an unconsolidated investee	—	—	—	2,890	—
Sale of residential lease portfolio in exchange for non-controlling equity interests in the 8point3 Group	—	—	—	—	68,273
Acquisition funded by liabilities	103,354	100,550	—	103,354	—

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures, as described below. The specific non-GAAP measures listed below are: revenue; gross margin; net income (loss); net income (loss) per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures is useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to 8point3, utility and power plant projects, the sale of operating lease assets, and sale-leaseback transactions, each as described below. In addition to those same adjustments, Non-GAAP gross margin includes adjustments relating to stock-based compensation, amortization of intangible assets, non-cash interest expense, arbitration ruling, and other items, each as described below. In addition to those same adjustments, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share are adjusted for adjustments relating to goodwill impairment, restructuring expense, IPO-related costs, and the tax effect of these non-GAAP adjustments as described below. In addition to the same adjustments as non-GAAP net income (loss), Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for (benefit from) income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)

The company’s non-GAAP results include adjustments to recognize revenue and profit under IFRS that are consistent with the adjustments made in connection with the company’s reporting process as part of its status as a consolidated subsidiary of Total S.A., a foreign public registrant which reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s revenue and profit generation performance, and assists in aligning the perspectives of our management and noncontrolling shareholders with those of Total S.A., our controlling shareholder.

•
8point3. In 2015, 8point3 Energy Partners LP ("8point3 Energy Partners"), a joint YieldCo vehicle, was formed by the company and First Solar, Inc. ("First Solar" and, together with the company, the "Sponsors") to own, operate and acquire solar energy generation assets. Class A shares of 8point3 Energy Partners are now listed on the NASDAQ Global Select Market under the trading symbol “CAFD.” Immediately after the IPO, the company contributed a portfolio of 170 MW of its solar generation assets (the “SPWR Projects”) to 8point3 Operating Company, LLC ("OpCo"), 8point3 Energy Partners' primary operating subsidiary. In exchange for the SPWR Projects, the company received cash proceeds as well as equity interests in several 8point3 Energy Partners affiliated entities: primarily common and subordinated units representing a 40.7% stake in OpCo and a 50.0% economic and management stake in 8point3 Holding Company, LLC (“Holdings”), the parent company of the general partner of 8point3 Energy Partners and the owner of incentive distribution rights in OpCo. Holdings, OpCo, 8point3 Energy Partners and their respective subsidiaries are referred to herein as the “8point3 Group” or “8point3.”

The company includes adjustments related to the sales of projects contributed to 8point3 based on the difference between the fair market value of the consideration received and the net carrying value of the projects contributed, of which, a portion is deferred in proportion to the company’s retained equity stake in 8point3. The deferred profit is subsequently recognized over time. With certain exceptions such as for projects already in operation, the company’s revenue is equal to the fair market value of the consideration received, and cost of goods sold is equal to the net carrying value plus a partial deferral of profit proportionate with the retained equity stake. Under GAAP, these sales are recognized under either real estate, lease, or consolidation accounting guidance depending upon the nature of the individual asset contributed, with outcomes ranging from no, partial, or full profit recognition. IFRS profit, less deferrals associated with retained equity, is recognized for sales related to the residential lease portfolio. Revenue recognition for other projects sold to 8point3 is deferred until these projects reach commercial operations. Equity in earnings of unconsolidated investees also includes the impact of the company’s share of 8point3’s earnings related to sales of projects receiving sales recognition under IFRS but not GAAP.

•
Utility and power plant projects. The company includes adjustments related to the revenue recognition of certain utility and power plant projects based on percentage-of-completion accounting and, when relevant, the allocation of revenue and margin to the company’s project development efforts at the time of initial project sale. Under GAAP, such projects are accounted for under real estate accounting guidance, under which no separate allocation to the company’s project development efforts occurs and the amount of revenue and margin that is recognized may be limited in circumstances where the company has certain forms of continuing involvement in the project. Over the life of each project, cumulative revenue and gross margin will eventually be equivalent under both GAAP and IFRS; however, revenue and gross margin will generally be recognized earlier under IFRS. Within each project, the relationship between the adjustments to revenue and gross margins is generally consistent. However, as the company may have multiple utility and power plant projects in differing stages of progress at any given time, the relationship in the aggregate will occasionally appear otherwise.

•
Sale of operating lease assets. The company includes adjustments related to the revenue recognition on the sale of certain solar assets subject to an operating lease (or of solar assets that are leased by or intended to be leased by the third-party purchaser to another party) based on the net proceeds received from the purchaser. Under GAAP, these sales are accounted for as borrowing transactions in accordance with lease accounting guidance. Under such guidance, revenue and profit recognition is based on rental payments made by the end lessee, and the net proceeds from the purchaser are recorded as a non-recourse borrowing liability, with imputed interest expense recorded on the liability. This treatment continues until the company has transferred the substantial risks of ownership, as defined by lease accounting guidance, to the purchaser, at which point the sale is recognized.

•
Sale-leaseback transactions. The company includes adjustments related to the revenue recognition on certain sale-leaseback transactions based on the net proceeds received from the buyer-lessor. Under GAAP, these transactions are accounted for under the financing method in accordance with real estate accounting guidance. Under such guidance, no revenue or profit is recognized at the inception of the transaction, and the net proceeds from the buyer-lessor are recorded as a financing liability. Imputed interest is recorded on the liability equal to the company’s incremental borrowing rate adjusted solely to prevent negative amortization.

Other Non-GAAP Adjustments

•
Stock-based compensation. Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•
Amortization of intangible assets. The company incurs amortization of intangible assets as a result of acquisitions, which includes patents, purchased technology, project pipeline assets, and in-process research and development. Management believes that it is appropriate to exclude these amortization charges from the company’s non-GAAP financial measures as they arise from prior acquisitions, are not reflective of ongoing operating results, and do not contribute to a meaningful evaluation of a company’s past operating performance.

•
Non-cash interest expense. The company incurs non-cash interest expense related to the amortization of items such as original issuance discounts on its debt. The company excludes non-cash interest expense because the expense does not reflect its financial results in the period incurred. Management believes that this adjustment for non-cash interest expense provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without non-cash interest expense.

•
Goodwill impairment. In the third quarter of 2016, the company performed an interim goodwill impairment evaluation, due to current market circumstances, including a decline in the company's stock price which resulted in the market capitalization of the company being below its book value. The company’s preliminary calculation determined that the implied fair value of goodwill for all reporting units was zero and therefore recorded a goodwill impairment loss of $147.4 million, which includes $89.6 million of goodwill recognized in the third quarter of 2016 in connection with the company’s acquisition of the remaining 50% of AUOSP, a joint venture for the purpose of manufacturing solar cells in which the company previously owned 50%. No adjustment to non-GAAP financial measures was made for the portion of the impairment charge derived from AUOSP, resulting in a non-GAAP adjustment of $57.8 million. Management believes that it is appropriate to exclude this impairment charge from the company’s non-GAAP financial measures as it arises from prior acquisitions, is not reflective of ongoing operating results, and does not contribute to a meaningful evaluation of a company’s past operating performance. The impact of the AUOSP acquisition to the company’s GAAP and non-GAAP income statements in the third quarter of 2016 was $22.7 million, including a $203.2 million gain on settling preexisting relationships offset by a $90.9 million loss on the prior equity method investment and $89.6 million of goodwill impairment.

•
Restructuring expense. The company incurs restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from the company's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

•
Arbitration ruling. On January 28, 2015, an arbitral tribunal of the International Court of Arbitration of the International Chamber of Commerce declared a binding partial award in the matter of an arbitration between First Philippine Electric Corporation (“FPEC”) and First Philippine Solar Corporation (“FPSC”) against SunPower Philippines Manufacturing, Ltd. (“SPML”), the Company’s wholly-owned subsidiary. The tribunal found SPML in breach of its obligations under its supply agreement with FPSC, and in breach of its joint venture agreement with FPEC. The second partial and final awards dated July 14, 2015 and September 30, 2015, respectively, reduced the estimated amounts to be paid to FPEC, and on July 22, 2016, SPML entered into a settlement with FPEC and FPSC and paid a total of $50.5 million in settlement of all claims between the parties. As a result, the Company recorded its best estimate of probable loss related to this case at the time of the initial ruling and updated the estimate as circumstances warranted. As this loss is nonrecurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
IPO-related costs. Costs incurred related to the IPO of 8point3 included legal, accounting, advisory, valuation, and other expenses, as well as modifications to or terminations of certain existing financing structures in preparation for the sale to 8point3. As these costs are non-recurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Other. The company combines amounts previously disclosed under separate captions into “Other” when amounts do not have a significant impact on the presented fiscal periods. Management believes that these adjustments provide investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Tax effect. This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income and non-GAAP net income per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•	Adjusted EBITDA adjustments. When calculating Adjusted EBITDA, in addition to adjustments described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for (benefit from) income taxes

•	Depreciation

Management presents this non-GAAP financial measure to enable investors to evaluate the company's performance, including compared with the performance of other companies.

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 1, 2017	Oct. 2, 2016	Jan. 3, 2016	Jan. 1, 2017	Jan. 3, 2016
GAAP revenue	$1,024,889	$729,346	$374,364	$2,559,562	$1,576,473
Adjustments based on IFRS:
8point3	44,991	33,301	952,115	61,718	1,011,734
Utility and power plant projects	(4,047)	37	31,012	9,443	17,996
Sale of operating lease assets	(34,406)	7,424	6,447	(6,396)	6,447
Sale-leaseback transactions	65,887	—	—	78,533	—
Non-GAAP revenue	$1,097,314	$770,108	$1,363,938	$2,702,860	$2,612,650

Adjustments to Gross margin:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 1, 2017	Oct. 2, 2016	Jan. 3, 2016	Jan. 1, 2017	Jan. 3, 2016
GAAP gross margin	$(32,073)	$129,208	$20,303	$189,966	$244,646
Adjustments based on IFRS:
8point3	1,576	13,788	351,661	10,512	369,957
Utility and power plant projects	2,542	47	13,079	10,274	(3,016)
Sale of operating lease assets	(10,105)	2,085	2,000	(1,942)	2,000
Sale-leaseback transactions	8,278	85	—	11,351	—
Other adjustments:
Stock-based compensation expense	4,959	6,029	3,308	20,577	13,343
Amortization of intangible assets	2,568	2,567	1,733	7,679	2,334
Non-cash interest expense	70	283	391	956	2,037
Arbitration ruling	—	—	—	(5,852)	(6,459)
Other	—	—	—	—	159
Non-GAAP gross margin	$(22,185)	$154,092	$392,475	$243,521	$625,001

GAAP gross margin (%)	(3.1)%	17.7%	5.4%	7.4%	15.5%
Non-GAAP gross margin (%)	(2.0)%	20.0%	28.8%	9.0%	23.9%

Adjustments to Net income (loss):

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 1, 2017	Oct. 2, 2016	Jan. 3, 2016	Jan. 1, 2017	Jan. 3, 2016
GAAP net loss attributable to stockholders	$(275,118)	$(40,545)	$(127,621)	$(471,064)	$(187,019)
Adjustments based on IFRS:
8point3	6,301	19,320	394,097	54,379	408,780
Utility and power plant projects	2,542	47	13,079	10,274	(3,016)
Sale of operating lease assets	(10,086)	2,098	2,000	(1,889)	2,000
Sale-leaseback transactions	8,435	277	—	11,700	—
Other adjustments:
Stock-based compensation expense	12,596	15,907	16,476	61,498	58,960
Amortization of intangible assets	3,018	3,018	2,623	17,369	4,717
Non-cash interest expense	94	308	416	1,057	6,184
Goodwill impairment	—	57,765	—	57,765	—
Restructuring expense	175,774	31,202	335	207,189	6,391
Arbitration ruling	—	—	—	(5,852)	(6,459)
IPO-related costs	(339)	—	1,669	(304)	28,033
Other	—	(20)	(13)	(31)	162
Tax effect	(12,200)	7,655	(32,663)	(5,315)	19,033
Non-GAAP net income (loss) attributable to stockholders	$(88,983)	$97,032	$270,398	$(63,224)	$337,766

Adjustments to Net income (loss) per diluted share:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 1, 2017	Oct. 2, 2016	Jan. 3, 2016	Jan. 1, 2017	Jan. 3, 2016
Net income (loss) per diluted share
Numerator:
GAAP net loss available to common stockholders[1]	$(275,118)	$(40,545)	$(127,621)	$(471,064)	$(187,019)
Non-GAAP net income (loss) available to common stockholders[1]	$(88,983)	$97,032	$270,731	$(63,224)	$339,492

Denominator:
GAAP weighted-average shares	138,442	138,209	136,653	137,985	134,884
Effect of dilutive securities:
Stock options	—	—	2	—	24
Restricted stock units	—	384	1,478	—	1,781
Upfront Warrants (held by Total)	—	3,179	6,564	—	6,801
Warrants (under the CSO2015)	—	—	—	—	913
0.75% debentures due 2018	—	—	12,026	—	12,026
Non-GAAP weighted-average shares[1]	138,442	141,772	156,723	137,985	156,429

GAAP net loss per diluted share	$(1.99)	$(0.29)	$(0.93)	$(3.41)	$(1.39)
Non-GAAP net income (loss) per diluted share	$(0.64)	$0.68	$1.73	$(0.46)	$2.17

[1]
In accordance with the if-converted method, net income (loss) available to common stockholders excludes interest expense related to the 0.75%, 0.875% and 4.0% debentures if the debentures are considered converted in the calculation of net income (loss) per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income (loss) per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 1, 2017	Oct. 2, 2016	Jan. 3, 2016	Jan. 1, 2017	Jan. 3, 2016
GAAP net loss attributable to stockholders	$(275,118)	$(40,545)	$(127,621)	$(471,064)	$(187,019)
Adjustments based on IFRS:
8point3	6,301	19,320	394,097	54,379	408,780
Utility and power plant projects	2,542	47	13,079	10,274	(3,016)
Sale of operating lease assets	(10,086)	2,098	2,000	(1,889)	2,000
Sale-leaseback transactions	8,435	277	—	11,700	—
Other adjustments:
Stock-based compensation expense	12,596	15,907	16,476	61,498	58,960
Amortization of intangible assets	3,018	3,018	2,623	17,369	4,717
Non-cash interest expense	94	308	416	1,057	6,184
Goodwill impairment	—	57,765	—	57,765	—
Restructuring expense	175,774	31,202	335	207,189	6,391
Arbitration ruling	—	—	—	(5,852)	(6,459)
IPO-related costs	(339)	—	1,669	(304)	28,033
Other	—	(20)	(13)	(31)	162
Cash interest expense, net of interest income	17,416	14,990	10,180	57,734	37,643
Provision for (benefit from) income taxes	(9,559)	7,049	28,778	7,319	66,694
Depreciation	48,099	36,809	37,890	156,464	133,456
Adjusted EBITDA	$(20,827)	$148,225	$379,909	$163,608	$556,526

Q1 2017 and FY 2017 GUIDANCE

(in thousands except percentages)	Q1 2017	FY 2017
Revenue (GAAP)	$315,000-$365,000	$1,800,000-$2,300,000
Revenue (non-GAAP)[1]	$370,000-$420,000	$2,100,000-$2,600,000
Gross margin (GAAP)	(2)%-0%	N/A
Gross margin (non-GAAP)[2]	0%-2%	N/A
Net loss (GAAP)	$(175,000)-$(150,000)	N/A
Adjusted EBITDA[3]	$(45,000)-$(20,000)	N/A

1.
Estimated non-GAAP amounts above for Q1 2017 include net adjustments that increase revenue by approximately $30 million related to utility and power plant projects and $25 million related to sale-leaseback transactions. Estimated non-GAAP amounts above for fiscal 2017 include net adjustments that increase revenue by approximately $300 million related to sale-leaseback transactions.

2.
Estimated non-GAAP amounts above for Q1 2017 include net adjustments that increase gross margin by approximately $3 million related to sale-leaseback transactions, $4 million related to stock-based compensation expense, and $1 million related to amortization of intangible assets.

3.
Estimated Adjusted EBITDA amounts above for Q1 2017 include net adjustments that decrease net loss by approximately $3 million related to sale-leaseback transactions, $13 million related to stock-based compensation expense, $3 million related to amortization of intangible assets, $1 million related to non-cash interest expense, $35 million related to restructuring, $20 million related to interest expense, $10 million related to income taxes, and $45 million related to depreciation.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments, individual charges and credits that are included or excluded from SunPower's non-GAAP revenue, gross margin, net income and net income per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	January 1, 2017
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$220,464	$146,874	$657,551	$12,860	5.8%	$(24,470)	(16.7)%	$(20,463)	(3.1)%							$(275,118)
Adjustments based on IFRS:
8point3	(1,313)	2,189	44,115	(503)		1,410		669		—	—	—	1,075	—	3,650	6,301
Utility and power plant projects	—	—	(4,047)	—		—		2,542		—	—	—	—	—	—	2,542
Sale of operating lease assets	(34,406)	—	—	(10,105)		—		—		—	—	—	19	—	—	(10,086)
Sale-leaseback transactions	—	65,887	—	—		8,278		—		—	—	—	157	—	—	8,435
Other adjustments:
Stock-based compensation expense	—	—	—	902		1,093		2,964		2,141	5,496	—	—	—	—	12,596
Amortization of intangible assets	—	—	—	1,109		957		502		—	450	—	—	—	—	3,018
Non-cash interest expense	—	—	—	26		24		20		3	21	—	—	—	—	94
Restructuring expense	—	—	—	—		—		—		—	—	175,774	—	—	—	175,774
IPO-related costs	—	—	—	—		—		—		—	(339)	—	—	—	—	(339)
Tax effect	—	—	—	—		—		—		—	—	—	—	(12,200)	—	(12,200)
Non-GAAP	$184,745	$214,950	$697,619	$4,289	2.3%	$(12,708)	(5.9)%	$(13,766)	(2.0)%							$(88,983)

	October 2, 2016
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$170,345	$139,954	$419,047	$31,509	18.5%	$7,336	5.2%	$90,363	21.6%							$(40,545)
Adjustments based on IFRS:
8point3	(1,336)	3,181	31,456	(250)		2,162		11,876		—	—	—	1,062	—	4,470	19,320
Utility and power plant projects	—	—	37	—		—		47		—	—	—	—	—	—	47
Sale of operating lease assets	7,424	—	—	2,085		—		—		—	—	—	13	—	—	2,098
Sale-leaseback transactions	—	—	—	—		85		—		—	—	—	192	—	—	277
Other adjustments:
Stock-based compensation expense	—	—	—	2,083		1,744		2,202		2,935	6,943	—	—	—	—	15,907
Amortization of intangible assets	—	—	—	869		868		830		—	451	—	—	—	—	3,018
Non-cash interest expense	—	—	—	67		84		132		4	21	—	—	—	—	308
Goodwill impairment	—	—	—	—		—		—		—	—	—	57,765	—	—	57,765
Restructuring expense	—	—	—	—		—		—		—	—	31,202	—	—	—	31,202
Other	—	—	—	—		—		—		—	(33)	—	13	—	—	(20)
Tax effect	—	—	—	—		—		—		—	—	—	—	7,655	—	7,655
Non-GAAP	$176,433	$143,135	$450,540	$36,363	20.6%	$12,279	8.6%	$105,450	23.4%							$97,032

	January 3, 2016
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$172,428	$80,113	$121,823	$30,141	17.5%	$(1,428)	(1.8)%	$(8,410)	(6.9)%							$(127,621)
Adjustments based on IFRS:
8point3	(1,443)	54,793	898,765	(640)		13,930		338,371		—	—	—	1,057	—	41,379	394,097
Utility and power plant projects	—	—	31,012	—		—		13,079		—	—	—	—	—	—	13,079
Sale of operating lease assets	6,447	—	—	2,000		—		—		—	—	—	—	—	—	2,000
Other adjustments:
Stock-based compensation expense	—	—	—	1,089		840		1,379		3,113	10,055	—	—	—	—	16,476
Amortization of intangible assets	—	—	—	531		347		855		701	189	—	—	—	—	2,623
Non-cash interest expense	—	—	—	120		78		193		4	21	—	—	—	—	416
Restructuring expense	—	—	—	—		—		—		—	—	335	—	—	—	335
IPO-related costs	—	—	—	—		—		—		—	1,669	—	—	—	—	1,669
Other	—	—	—	—		—		—		—	—	—	(13)	—	—	(13)
Tax effect	—	—	—	—		—		—		—	—	—	—	(32,663)	—	(32,663)
Non-GAAP	$177,432	$134,906	$1,051,600	$33,241	18.7%	$13,767	10.2%	$345,467	32.9%							$270,398

TWELVE MONTHS ENDED

	January 1, 2017
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$720,331	$436,915	$1,402,316	$116,772	16.2%	$(1,796)	(0.4)%	$74,990	5.3%							$(471,064)
Adjustments based on IFRS:
8point3	(5,248)	5,370	61,596	(1,657)		3,751		8,418		—	—	—	4,260	—	39,607	54,379
Utility and power plant projects	—	—	9,443	—		—		10,274		—	—	—	—	—	—	10,274
Sale of operating lease assets	(6,396)	—	—	(1,942)		—		—		—	—	—	53	—	—	(1,889)
Sale-leaseback transactions	—	78,533	—	—		11,351		—		—	—	—	349	—	—	11,700
Other adjustments:
Stock-based compensation expense	—	—	—	5,464		4,234		10,879		11,073	29,848	—	—	—	—	61,498
Amortization of intangible assets	—	—	—	2,965		3,059		1,655		3,007	6,683	—	—	—	—	17,369
Non-cash interest expense	—	—	—	227		199		530		17	84	—	—	—	—	1,057
Goodwill impairment	—	—	—	—		—		—		—	—	—	57,765	—	—	57,765
Restructuring expense	—	—	—	—		—		—		—	—	207,189	—	—	—	207,189
Arbitration ruling	—	—	—	(1,345)		(922)		(3,585)		—	—	—	—	—	—	(5,852)
IPO-related costs	—	—	—	—		—		—		—	(304)	—	—	—	—	(304)
Other	—	—	—	—		—		—		—	(32)	—	1	—	—	(31)
Tax effect	—	—	—	—		—		—		—	—	—	—	(5,315)	—	(5,315)
Non-GAAP	$708,687	$520,818	$1,473,355	$120,484	17.0%	$19,876	3.8%	$103,161	7.0%							$(63,224)

	January 3, 2016
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$643,520	$277,143	$655,810	$135,071	21.0%	$17,543	6.3%	$92,032	14.0%							$(187,019)
Adjustments based on IFRS:
8point3	(2,754)	115,723	898,765	(1,148)		32,734		338,371		—	—	—	(2,638)	—	41,461	408,780
Utility and power plant projects	—	—	17,996	—		—		(3,016)		—	—	—	—	—	—	(3,016)
Sale of operating lease assets	6,447	—	—	2,000		—		—		—	—	—	—	—	—	2,000
Other adjustments:
Stock-based compensation expense	—	—	—	4,764		2,676		5,903		9,938	35,679	—	—	—	—	58,960
Amortization of intangible assets	—	—	—	728		451		1,155		1,664	719	—	—	—	—	4,717
Non-cash interest expense	—	—	—	638		330		1,069		31	84	—	4,032	—	—	6,184
Restructuring expense	—	—	—	—		—		—		—	—	6,391	—	—	—	6,391
Arbitration ruling	—	—	—	(2,084)		(1,697)		(2,678)		—	—		—	—	—	(6,459)
IPO-related costs	—	—	—	—		—		—		—	12,837	—	15,196	—	—	28,033
Other	—	—	—	41		33		85		—	—	—	3	—	—	162
Tax effect	—	—	—	—		—		—		—	—	—	—	19,033	—	19,033
Non-GAAP	$647,213	$392,866	$1,572,571	$140,010	21.6%	$52,070	13.3%	$432,921	27.5%							$337,766